UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): September 26, 2014

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 26, 2014, Grocers Capital Company (“GCC”), a wholly-owned finance subsidiary of Unified Grocers, Inc. (the “Company”), entered into an Amended and Restated Loan and Security Agreement, dated as of September 26, 2014 (the “GCC Loan Agreement”), by and among GCC, the lenders party thereto, and California Bank & Trust, as Arranger and Administrative Agent. The GCC Loan Agreement amends and restates the existing loan agreement dated as of September 24, 2010, as amended or otherwise modified from time to time prior to September 26, 2014 (the “Prior GCC Loan Agreement”). The GCC Loan Agreement provides for a Maximum Revolver Amount of $25,000,000. Borrowings under the GCC Loan Agreement may not exceed the amount equal to the Borrowing Base at such date (based upon the most recent Borrowing Base Certificate delivered by GCC to the Administrative Agent). The Borrowing Base is calculated as 80% of GCC’s eligible notes receivable (certain notes receivable restricted to 50%), less any reserves as may be established by the Agent. The GCC Loan Agreement matures on September 30, 2016. Certain capitalized terms used in this description of the GCC Loan Agreement have the meanings given to them in the GCC Loan Agreement.

At the election of GCC, borrowings under the GCC Loan Agreement bear interest at the LIBOR Rate or the Base Rate, plus an interest margin. The interest rate margin for LIBOR Rate loans is 3.00% per annum. The interest rate margin for Base Rate loans is 0.75% per annum. Undrawn portions of the commitments under the GCC Loan Agreement bear commitment fees at a rate of 0.25% per annum.

GCC must maintain a minimum of $300,000 in average, monthly, combined balances at Agent. In addition, GCC shall maintain at least $300,000 in a blocked and restricted account at Agent, as cash collateral subject to the terms of the Pledge Agreement. Upon GCC’s conversion to an independent billing system, to the satisfaction of Agent, as evidenced by a written confirmation from Agent to GCC, such Cash Collateral Account shall be closed and the funds therein returned to GCC, and GCC shall no longer be obligated to maintain such Cash Collateral Account, and the Pledge Agreement shall terminate.

GCC is subject to negative covenants limiting permitted indebtedness, liens, investments, acquisitions, restricted payments and certain other matters.

Exhibits – Incorporation by Reference

A copy of the GCC Loan Agreement is attached hereto as Exhibits 99.1 and is incorporated herein by this reference. The foregoing description of the GCC Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Amended and Restated Loan and Security Agreement, dated as of September 26, 2014, by and among Grocers Capital Company, the lenders signatory thereto, and California Bank & Trust, as Arranger and Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2014	UNIFIED GROCERS, INC.

	By	/s/ Richard J. Martin
Richard J. Martin
Executive Vice President, Finance & Administration and Chief Financial Officer